EXHIBIT 23.1


                    CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Envirco Corporation:

We consent to the inclusion of our report dated April 13, 1995, with respect to the balance sheets of Envirco Corporation as of February 28, 1995 and 1994, and the related statements of operations, shareholders' equity, and cash flows for the two years then ended, which report appears in the Form 10-Q/A, Amendment No. 1 to Trion, Inc.'s Quarterly Report on Form 10-Q for the six month period ended June 30, 1995.




                                   KPMG Peat Marwick LLP

Albuquerque, New Mexico
September 29, 1995

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